UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2005

COTT CORPORATION

(Exact name of registrant as specified in its charter)

CANADA	000-19914	None

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 Queen’s Quay West, Suite 340, Toronto, Ontario	M5J 1A7

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (416) 203-3898

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Item 102: Departure of Principal Officer; Appointment of Acting Principal Officer; Termination of Material Agreement

     Raymond P. Silcock has resigned from his position as Executive Vice President and Chief Financial Officer of Cott Corporation (the “Company”) effective April 29, 2005. Mr. Silcock decided to resign to pursue other interests. The terms of Mr. Silcock’s Employment Agreement are described in the Company’s Proxy Statement filed with the Securities and Exchange Commission. In consideration of the substantial services performed for the Company by Mr. Silcock, the Company will be making a payment to him in connection with his resignation. The Employment Agreement ends with Mr. Silcock’s resignation, except for confidentiality and restrictive covenants, which survive.

     The Company has initiated a search for a new Chief Financial Officer and Tina Dell’Aquila, currently the Company’s Vice President, Controller & Assistant Secretary, will serve as Chief Financial Officer on an interim basis. The Company is in the process of finalizing the terms of this interim appointment with Ms. Dell’Aquila. Ms. Dell’Aquila has been Vice President and Controller of the Company since 1998. Ms. Dell’Aquila is 43 years of age, a Certified Public Accountant and a Certified Management Accountant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTT CORPORATION
Date: May 3, 2005	By:	/s/ Tina Dell’ Aquila
		Name:	Tina Dell’ Aquila
		Title:	Chief Financial Officer